UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, the Compensation Committee of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved the aggregate grant date fair value of equity awards (the “Award Value”) for the following Named Executive Officers of the Company (as set forth in the Company’s most recent proxy statement filed with the U.S. Securities and Exchange Commission on March 25, 2014).

Named Executive Officer	Award Value
Rory P. Read, President and Chief Executive Officer	$6,500,000
Devinder Kumar, Senior Vice President and Chief Financial Officer	$2,000,000
John Byrne, Senior Vice President and General Manager, Computing and Graphics Business Group	$2,500,000
Mark D. Papermaster, Senior Vice President and Chief Technology Officer	$2,500,000
Lisa Su, Senior Vice President and Chief Operating Officer	$4,000,000

On the grant date, each of the above Named Executive Officer’s Award Value will be converted into a mix of time-based stock options (with a grant date fair value equal to 25% of the Award Value), time-based restricted stock units (with a grant date fair value equal to 25% of the Award Value) and performance-based restricted stock units (with a grant date fair value equal to 50% of the Award Value) using a $4.10 share price for the time-based stock options, time-based restricted stock units and performance-based restricted stock units and a 38.86% binominal factor for the time-based stock options. These awards will be granted on August 12, 2014 under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated.

Time-Based Stock Options. The time-based stock options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date and will vest 33 1⁄3% on August 12, 2015 and 8 1⁄3% per quarter over the next eight following quarters.

Time-Based RSUs. The time-based restricted stock units will vest 33 1⁄3% on each of August 9, 2015, 2016 and 2017.

Performance-Based RSUs. The initial number of performance-based restricted stock units that may be earned will be based upon the Company achieving a certain pre-established target level of adjusted non-GAAP operating income plus interest expense over a two-year performance period commencing on January 1, 2014 and ending on December 31, 2015 (the “Performance Period”). Once the initial award amount is determined, the performance-based restricted stock units will then be subject to adjustment based upon a second metric, the Company’s total shareholder return (“TSR”) relative to the TSR of the S&P 500 IT Sector over the Performance Period. If the Company’s TSR for the Performance Period is at or above the 75th percentile, then the Named Executive Officer will earn 125% of the initial number of shares. If the Company’s TSR for the Performance Period is above the 25th percentile and below the 75th percentile, a proportionate adjustment between 75% and 125% is applied to the initial number of shares based on relative performance between the 25th and 75th percentile.

The earned performance-based restricted stock units vest 50% upon completion of the Performance Period and 50% on the one-year anniversary of the completion of the Performance Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary